EXHIBIT 10.1


                             CONSULTING AGREEMENT

 Dated:    January 23rd, 2001

 Between:  Tessa Complete Health Care, Inc.        ("Tessa")
           138 Escondido Avenue, Suite 107
           Vista, CA  92084

 And:      Daniel Smith                            ("Consultant")


                                   Recitals

      Consultant desires to provide certain consulting and advisory services to Tessa:

      Tessa desires to retain Consultant to perform such services and Consultant desires to accept such position, all in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants referred to herein, the parties agree as follows:

                                  Agreement

      Retention of Consultant. Tessa hereby retains Consultant to perform and Consultant hereby agrees to perform, consulting and advisory services for Tessa upon the terms and conditions of this agreement.

      Term.     The term of this Agreement shall commence on the date of this
 Agreement and shall continue for twelve (12) months, unless earlier terminated as set forth herein.

      Duties of Consultant.   Consultant agrees to provide up to 360 hours
 of consulting and advisory services more specifically described as business planning and development, which services shall be rendered at such reasonable times and in such reasonable manner as may be mutually agreed upon between Tessa and Consultant, consistent with Consultant's other activities and businesses. The consulting and advisory services shall be valued at $500.00 per hour. None of the services to be provided by Consultant under this Agreement shall be in connection with the offer and sale of securities of Tessa in a capital raising transaction, nor shall such services directly or indirectly promote or maintain a market for any of Tessa's securities.

      Compensation of Consultant.   In consideration of the performance of
 the consulting and advisory services described in Section 3 herein, Consultant is hereby granted the right to purchase from the Company shares of Common Stock ("Common Stock") at a price per share of $.046875. The maximum amount of Common Stock that Consultant may purchase under this Agreement shall be 3,840,000 shares, of which the parties acknowledge that Consultant has already been issued 631,667 shares. If, by mutual agreement of Tessa and Consultant, this Agreement is terminated earlier than the expiration of its term, Consultant shall be issued that number of shares of Common Stock earned at the time of termination of this Agreement.

      Restricted Securities.   Consultant understands that the shares of
 Common Stock to be issued pursuant to Section 4 herein are characterized as "restricted securities" under the Securities Act of 1933. Consequently the transferability and resale of the Common Stock will be limited. Consultant understands that any certificate evidencing the shares of Common Stock to be issued hereunder will bear a legend in substantially the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

      S-8 Registration Statement.   Tessa shall take al corporate action
 necessary to reserve for issuance a sufficient number of shares of its Common Stock for delivery to Consultant pursuant to Section 4 hereunder. Within 30 days of the date of this Agreement, Tessa shall file a registration statement on Form S-8 (or any successor forms) with respect to no less than 3,840,000 shares of Tessa Common Stock and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements for so long as any shares of Common Stock are earned by Consultant hereunder.

      Liability/Indemnification. Tessa agrees that Consultant shall not be liable for any damages or injury to Tessa or any of its employees, agents or representatives or for the loss of or damage to the property of Tessa, in any manner based upon the performance of duties under this Agreement, unless such injury, loss or damage is caused by the intentional misconduct of Consultant.

      Tessa agrees to indemnify and hold Consultant harmless for any claims, loss, damage or costs (including attorney's fees) which are asserted against or incurred by Consultant and which are a result of the duties performed by Consultant for Tessa, unless caused by the intentional misconduct of Consultant.

      Consultant agrees to indemnify and hold Tessa, its officers, directors, employees, agents, and representatives harmless for any claims, loss, damage or costs, (including attorney's fees) which are asserted against or incurred by Tessa and which are a result of the duties performed by Consultant for Tessa, unless caused by the intentional misconduct of Tessa.

      Termination.   This Agreement may be terminated by either Consultant or
 the Company at any time without cause.

      Notices. Any notices or miscommunications required or permitted hereunder shall be in writing and shall be deemed to have been given or made when personally delivered; sent by registered or certified mail, postage prepaid, returned receipt requested; by private courier, prepaid; by facsimile or other telecommunications device capable of transmitting or creating a written record.

      Successors.    This agreement shall be binding upon and inure to the
 benefit of the parties hereto and their respective successors and assigns.

      Attorney's Fees.    In the event an action is brought to enforce,
 rescind or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees therein and any appeal thereon as may be determined by the court.

      Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

      Complete Agreement. This Agreement represents the entire understanding and agreement of the parties hereto with respect to the subject of this Agreement and be amended, modified or supplemented only be written instruments signed by both of the parties.

      Counterparts. This Agreement may be executed in counterpart copies, each of which will deemed an original, but constituting a single Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


 TESSA COMPLETE HEALTH CARE, INC.        CONSULTANT

 By: s/s Robert C. Flippin               s/s Daniel Smith
     ---------------------               ----------------